Exhibit 5.1

September 21, 2010

World Fuel Services Corporation

9800 N.W. 41 Street, Suite 400

Miami, Florida 33178

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (the “Registration Statement”) of World Fuel Services Corporation, a Florida corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us, as special counsel to the Company, to furnish our opinion as to the legality of the securities being registered under the Registration Statement.

We are furnishing this opinion letter to you in connection with the Company’s issuance and sale of 9,200,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to the Company’s prospectus, dated September 13, 2010 (the “Prospectus”), included in the Registration Statement, and the related preliminary and final prospectus supplements, dated September 13, 2010 and dated September 15, 2010, respectively (collectively, the “Prospectus Supplement”). The Shares are being issued and sold to the several underwriters named in the Underwriting Agreement, dated as of September 15, 2010, by and among the Company and such underwriters (the “Underwriting Agreement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the Prospectus, (v) the Prospectus Supplement, (vi) the General Disclosure Package, (vii) the Underwriting Agreement, (ix) the resolutions, minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the sale and issuance of the Shares, and (x) such other certificates, statutes, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

1500 Miami Center — 201 South Biscayne Boulevard, Miami, Florida 33131 — ph 305.358.6300 — fx 305.381.9982 — www.shutts.com

MIAMI    FORT LAUDERDALE    WEST PALM BEACH    ORLANDO     TAMPA    TALLAHASSEE    AMSTERDAM

World Fuel Services Corporation

September 21, 2010

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the agreements and other documents entered into by the Company in connection with the issuance of the Shares, including, without limitation, the Underwriting Agreement, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Shares have been duly and validly authorized and upon issuance and delivery of and payment for the Shares in the manner contemplated by the Registration Statement, the Prospectus and the Prospectus Supplement, the Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the Florida Business Corporation Act (the “Florida Act”) as currently in effect, and judicial decisions reported as of the date hereof and interpreting the Florida Act.

This opinion is (i) rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (ii) limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K, which will be incorporated by reference into the Registration Statement, and to the reference to this law firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement forming part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules promulgated thereunder.

Sincerely,

SHUTTS & BOWEN LLP

/s/ Shutts & Bowen LLP